ASSET SALE AGREEMENT
                              --------------------


This Asset Sale/Purchase Agreement ("Agreement"), between Isemployment.com, Inc. ("IPYC"), a Wyoming Corporation, referred to as "SELLER", and Crown Capital, LLC (Crown), a Virginia Limited Liability Company, Scott Murray ("Murray"), a businessman whom resides in the city of Lasalle, in the Province Ontario, and Frank Ulakovich ("Ulakovich"), a businessman whom resides in the city of Windsor, in the Province Ontario. Crown, Murray and Ulakovich as a group are hereby known as "BUYERS").

                              W I T N E S S E T H:

        A.      WHEREAS,  IPYC is a  corporation  organized  under  the  laws of
                Wyoming.
        B. WHEREAS, SELLER is willing to sell, and BUYER desires to purchase all technologies, software, and intellectual properties associated with ITISHR, a recruitment software environment developed by IPYC.
        C. WHEREAS, The SELLER owns all technologies, software, and intellectual properties associated with ITISHR.
        D. WHEREAS, Buyer and Seller will benefit from the transactions contemplated hereby and desire to implement the contemplated transaction.


        NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                The Consideration
                                -----------------

        SELLERS shall sell and cause to be delivered and the BUYER shall purchase all technologies, software, and intellectual properties associated with ITISHR. The purchase price for ITISHR to be paid by BUYERS to SELLERS is the complete extinguishment of outstanding loans made to IPYC by the BUYERS, totaling SEVENTY SEVEN THOUSAND DOLLARS ($77,000) which are listed as Exhibit "A".

                                   ARTICLE II

             Representations, Warranties, and Covenants of SELLERS
             -----------------------------------------------------

        The SELLER makes these representations or warranties as individuals, and as officers and directors of IPYC.

        SELLERS hereby represent, warrant, and covenant to BUYER as follows:

2.1 IPYC is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, and has the corporate power and authority to carry on its business as it is now being conducted.

2.2 The SELLER has complete and unrestricted power to enter into and, upon receipt of the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

2.3 SELLERS own ITISHR free and clear of all liens and encumbrances, and are authorized to sell the ITISHR to BUYER

2.4 The representations and warranties of SELLERS shall be true and correct as of the date hereof and as of the Closing Date.

2.5 No representation or warranty by SELLERS in this Agreement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.


                                   ARTICLE IV

               Representations, Warranties, and Covenants of BUYER
               ---------------------------------------------------

No representations or warranties are made by any director, officer, employee, or shareholder of buyer as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

        BUYER hereby represents, warrants, and covenants to SELLERS as follows:

3.1 Crown is a Limited Liability Company duly organized, validly existing, and in good standing under the laws of the Virginia and has the corporate power and authority and to carry on its business as it is now being conducted.

3.2 BUYER has complete and unrestricted power to enter into this agreement; and, to consummate the transactions contemplated by this Agreement.

3.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by BUYER will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of BUYER.

3.4 The execution of this Agreement has been duly authorized and approved by the BUYERS Board of Directors.

3.5 The representations and warranties of BUYER shall be true and correct as of the date hereof and as of the Closing Date.


                                   ARTICLE IV

               Obligations of the Parties Pending the Closing Date
               ---------------------------------------------------

4.1 It is recognized that, during the performance of this Agreement, each party may provide the other party with information that is confidential or proprietary information. During the term of this Agreement, and for two years following the earlier of the Closing or the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly destroy, return, or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

4.2 The SELLER and BUYER shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

4.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.


                                    ARTICLE V

                              Procedure for Closing
                              ---------------------

5.1 At the closing date, the purchase and sale shall be affected with all necessary documents being completed delivered at the direction of SELLER.


                                   ARTICLE VI

                           Conditions Precedent to the
                           ---------------------------
                          Consummation of the Purchase
                          ----------------------------

        The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

6.1 The SELLERS and BUYER shall each have performed and complied with all of their respective obligations hereunder that are to be complied with or performed on or before the Closing Date and SELLERS and BUYER shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

6.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted by SELLERS and by Buyer in accordance with the applicable laws.

6.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which if decided adversely to any party hereto or its directors or officers of IPYC would materially and adversely affect the business, assets, or financial position of IPYC.

6.4 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the other party. However, either BUYER or SELLER may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement will give prior written notice to the other party and opportunity to participate in such release or statement.


                                   ARTICLE VII

                           Termination and Abandonment
                           ---------------------------

7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the closing date:

        (a)     By mutual consent of SELLERS and BUYER;

        (b) By either party, if any condition set forth in Article VI relating to the other party has not been met or has not been waived by the closing date;

        (c) By BUYER and SELLER if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

        (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

7.2 Any of the terms or conditions of this Agreement may be waived at any time by the party, which is entitled to the benefit thereof.


                                  ARTICLE VIII
                                  Miscellaneous
                                  -------------

8.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein, referenced herein, or those provided for herein.

8.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

8.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use commercially reasonable efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

8.4 This Agreement may be amended only in writing duly executed by all parties hereto.

8.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

SELLERS:

To:

Isemployment.com, Inc.
213-380 Pellisier Street
Windsor, Ontario N9A 6W8
Attention: Gerald W. Belanger Jr.
Fax:     (800) 994-4045

BUYERS:

To:

Scott Murray
5705 Wayne Street
Lasalle, Ontario, N9H 2M5

Frank Ulakovich
6213 Riverside Dr. East
Windsor, Ontario, N9S 1C1

Crown Capital, LLC
Suite 1110, 801 East Main Street
Richmond, Virginia  23219
or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

                IN WITNESS WHEREOF, the parties have set their hands this 25th day of October 2002.

SELLERS:

__________________________
Gerald W. Belanger Jr.
Isemployment.com, Inc.


BUYERS:

__________________________
Scott Murray


__________________________
Frank Ulakovich


__________________________
Crown Capital, LLC

                       EXHIBIT "A" TO ASSET SALE AGREEMENT
                       -----------------------------------


1. Complete listing of loans made to Isemployment.com, Inc. by the BUYERS.
--------------------------------------------------------------------------

       a)       Scott Murray               $50,000.00 (CDN)
       b)       Frank Ulakovich            $27,000.00 (CDN)